Exhibit 99.1

FOR IMMEDIATE RELEASE:	January 19, 2012

SIMMONS FIRST ANNOUNCES FOURTH QUARTER EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ-GS: SFNC) today announced net income of $6.3 million and diluted earnings per share of $0.37 for the quarter ended December 31, 2011. Regarding the quarterly earnings, J. Thomas May, Chairman and CEO, commented, “Because the fourth quarter of 2010 included a considerable non-core net gain, there is a significant variance when comparing quarter to quarter earnings results. Obviously, there is a lot of noise in our fourth quarter comparative results due to the October 15, 2010, FDIC-assisted acquisition in Kansas. After taxes, the combined fourth quarter 2010 non-recurring items from that acquisition contributed $9.7 million to net income, or $0.56 to diluted earnings per share. After adjusting for the acquisition, comparable core earnings for the fourth quarter 2010 were $6.9 million, or $0.40 diluted core earnings per share.”

For the year ended December 31, 2011, net income was $25.4 million, or $1.47 diluted earnings per share, compared to $37.1 million, or $2.15 diluted earnings per share for the same period in 2010. “Again,” added May, “GAAP results include non-recurring items from our 2010 acquisitions, along with other one-time income/expense items, which can distort comparative operating results. Normalizing for the non-recurring items in 2010 and 2011, core earnings for the year ended December 31, 2011, were $25.0 million, or $1.45 core earnings per share, compared to $26.0 million, or $1.51 core earnings per share.”

Total assets were $3.3 billion at December 31, 2011, unchanged from December 31, 2010.

Loans

Total loans, including those covered by FDIC loss share agreements, were $1.7 billion at December 31, 2011, a decrease of $177 million, or 9.3%, from the same period in 2010. “In our legacy portfolio, we experienced a decrease of $104 million, or 6.2%, compared to December 31, 2010. Additionally, like the rest of the financial industry in Arkansas, we continue to experience weak loan demand as a result of the overall general economic environment. We believe loan demand is likely to remain soft through the first quarter of 2012, and likely into the second quarter, but we are cautiously optimistic relative to improved loan demand in the last half of 2012,” commented May. Loans covered by FDIC loss share agreements, which provide 80% Government guaranteed protection against credit risk on those covered assets, were $158 million at December 31, 2011, compared to $232 million at December 31, 2010.

Deposits

At December 31, 2011, total deposits were $2.7 billion, an increase of $41 million, or 1.6%, compared to the same period in 2010. The December 31, 2011, deposits include $179 million of deposits in Missouri and Kansas. “While we continue our efforts to manage our high levels of  liquidity, we remain focused on creating core deposit growth. We are very pleased with our ratio of non-time deposits as a percent of total deposits, which is a very favorable 67%,” added May.

Net Interest Income

The Company’s net interest income for the fourth quarter of 2011 increased 3.9% to $27.3 million compared to the same period of 2010. The increase was primarily due to additional yield accretion recognized as a result of updated estimates of the cash flows of the loan pools acquired in the Company’s 2010 FDIC-assisted transactions. Each quarter, the Company estimates the cash flows expected to be collected from the acquired loan pools, and adjustments may or may not be required. During the fourth quarter of 2011, the cash flows estimate has increased based on payment histories and reduced loss expectations of the loan pools. This resulted in increased interest income that was spread on a level-yield basis over the remaining expected lives of the loan pools. The increases in expected cash flows also reduced the amount of expected reimbursements under the loss sharing agreements with the FDIC, which are recorded as indemnification assets. The impact of the fourth quarter adjustments on the Company’s financial results for the current reporting period is shown below:

	Three Months Ended		Year Ended
(In thousands, except basis points data)	December 31, 2011		December 31, 2011
Impact on net interest income/
net interest margin (in basis points)	$1,124	15 bps	$1,124	4 bps
Non-interest income	(978)		(978)
Net impact to pre-tax income	$146		$146

Because these adjustments will be recognized over the remaining lives of the loan pools and the remainder of the loss sharing agreements, respectively, they will impact future periods as well. The current estimate of the remaining accretable yield adjustment that will positively impact interest income is $22.6 million and the remaining adjustment to the indemnification assets that will reduce non-interest income is $19.9 million. Of the remaining adjustments, we expect to recognize $11.0 million of interest income and a $9.7 million reduction of non-interest income during 2012. The accretable yield adjustments recorded in future periods will change as we continue to evaluate expected cash flows from the acquired loan pools. Net interest margin was 3.76% for the quarter ended December 31, 2011, an increase of 16 basis points from the fourth quarter of 2010.

Non-Interest Income

Non-interest income for the fourth quarter of 2011 was $12.8 million, a decrease of $20.8 million, or 61.8%, compared to the same period last year. “As I mentioned earlier, the fourth quarter of 2010 was a very noisy quarter, including $18.6 million of non-interest income from the bargain purchase gain and liquidation of the acquired investment portfolio related to our FDIC acquisition in Olathe, Kansas. On a normalized basis, non-interest income in the fourth quarter of 2011 decreased by $2.2 million, or 14.8%. Approximately $1.0 million of the decrease was due to reductions of the indemnification assets resulting from increased cash flows expected to be collected from the FDIC covered loan portfolios,” reiterated May.

Non-Interest Expense

Non-interest expense for the fourth quarter of 2011 was $28.5 million, a decrease of $2.0 million, compared to the same period in 2010. Non-interest expense in the fourth quarter of 2010 includes $2.0 million of merger related costs associated with the Company’s 2010 FDIC-assisted transaction. “Normalizing for the non-recurring acquisition costs, non-interest expense remained relatively flat as a result of the implementation of our efficiency initiatives and a decrease in deposit insurance premiums caused by changes in the FDIC’s assessment base and rates,” according to May.

Asset Quality

During 2010, the Company acquired loans and foreclosed real estate (“OREO”) through FDIC-assisted acquisitions. Through the loss share provisions of the purchase and assumption agreements, the FDIC agreed to reimburse the Company for 80% of the losses incurred on the disposition of such loans and OREO. The loans and OREO covered by the FDIC loss share agreements and the related FDIC loss share indemnification asset were presented in the Company's financial reports as "covered" assets (i.e., covered by the FDIC loss share agreements) with a carrying value equal to the discounted net present value of expected future proceeds. At December 31, 2011, loans covered by loss share were carried at $158 million (net of discount), OREO covered by loss share was carried at $12 million (net of discount) and the FDIC loss share indemnification asset was carried at $48 million. As a result of the FDIC loss share indemnification related to these assets and the discounted net present value method of valuing these assets, such assets are excluded from the computations of the following asset quality ratios, except for their inclusion in total assets.

The Company's allowance for loan losses was $30.1 million at December 31, 2011, or 1.91% of total loans and 186% of non-performing loans. Non-performing assets as a percent of total assets were 1.18% as of December 31, 2011, a decrease from 1.24% as of September 30, 2011. Non-performing loans as a percent of total loans were 1.02% as of December 31, 2011, a decrease from 1.14% as of September 30, 2011. These ratios include $2.5 million of Government guaranteed student loans that were over 90 days past due at the end of the quarter. Excluding the guaranteed past due student loans, non-performing assets as a percent of total assets were 1.10% and non-performing loans as a percent of total loans were 0.87%. “One of the strengths of our Company has always been the strength of our asset quality.  Our ratio of non-performing assets continues to rank in the 82nd percentile of our peer group, which is a significant achievement considering the challenges of the economy,” commented May.

Excluding credit cards, the Company's annualized net charge-off ratio was 0.24% for the fourth quarter of 2011 and 0.30% for the full year of 2011. The credit card annualized net charge-off ratio was 2.20% for the fourth quarter and 2.06% for the full year. The Company’s credit card loss ratio is more than 300 basis points below the most recently published credit card charge-off industry average of over 5%.

Capital

At December 31, 2011, stockholders' equity was $408 million, book value per share was $23.70 and tangible book value per share was $20.09. The Company's ratio of stockholders' equity to total assets was 12.3% and its ratio of tangible stockholders’ equity to tangible assets was 10.6%, as of December 31, 2011.

“Our exceptional level of risk-based capital puts us in the 94th percentile of our peer group and allows us to actively pursue the right opportunities that meet our strategic plan regarding mergers and acquisitions,” continued May. As of December 31, 2011, the Company’s regulatory capital ratios remain significantly higher than regulatory “well capitalized” guidelines:

	“Well Capitalized”	SFNC
Tier 1 Leverage Ratio	5.00%	11.86%
Tier 1 Risk-Based Capital Ratio	6.00%	21.58%
Total Risk-Based Capital Ratio	10.00%	22.83%

Simmons First National Corporation

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company’s eight banks conduct financial operations from 88 offices, of which 84 are financial centers, in 47 communities in Arkansas, Missouri and Kansas. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC”.

Conference Call

Management will conduct a conference call to review this information beginning at 3:00 p.m. Central Time on Thursday, January 19, 2012. Interested persons can listen to this call by dialing 1-877-723-9522 (United States and Canada only) and asking for the Simmons First National Corporation conference call. A replay of the call will be available through 5:00 p.m. Central Time on January 26, 2012, by dialing 1-888-203-1112. The passcode for the replay is 7792047. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsfirst.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions. Since the presentation of these non-GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2011	2011	2011	2011	2010
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$35,087	$33,408	$43,604	$35,923	$33,717
Interest bearing balances due from banks	535,119	490,283	498,323	473,247	418,343
Federal funds sold	-	-	-	-	-
Cash and cash equivalents	570,206	523,691	541,927	509,170	452,060
Investment securities - held-to-maturity	525,444	504,302	406,365	501,745	465,183
Investment securities - available-for-sale	172,212	140,579	178,853	119,847	148,479
Mortgage loans held for sale	22,976	21,037	9,983	6,618	17,237
Assets held in trading accounts	7,541	5,252	7,356	7,468	7,577
Loans	1,579,769	1,631,541	1,633,660	1,619,374	1,683,464
Allowance for loan losses	(30,108)	(29,151)	(27,796)	(27,905)	(26,416)
Net loans	1,549,661	1,602,390	1,605,864	1,591,469	1,657,048
Covered assets:
Loans, net of discount	158,075	172,394	192,899	208,774	231,600
Other real estate owned, net of discount	11,685	13,845	13,033	12,933	8,717
FDIC indemnification asset	47,683	51,223	54,437	58,520	60,235
Premises and equipment	86,486	86,972	82,145	82,948	77,199
Foreclosed assets held for sale, net	22,887	22,159	22,441	23,686	23,204
Interest receivable	15,126	16,195	15,203	15,382	17,363
Bank owned life insurance	50,579	50,175	49,914	49,475	49,072
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	1,579	1,793	2,015	2,239	2,463
Other assets	17,384	20,736	20,169	18,511	38,390
Total assets	$3,320,129	$3,293,348	$3,263,209	$3,269,390	$3,316,432

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$532,259	$531,025	$476,274	$459,628	$428,750
Interest bearing transaction accounts and savings deposits	1,239,504	1,194,907	1,228,910	1,217,718	1,220,133
Time deposits less than $100,000	499,809	513,658	524,567	537,070	599,537
Time deposits greater than $100,000	378,825	395,224	377,429	387,000	360,349
Total deposits	2,650,397	2,634,814	2,607,180	2,601,416	2,608,769
Federal funds purchased and securities
sold under agreements to repurchase	114,766	98,286	93,560	107,099	109,139
Short-term debt	272	481	628	718	1,033
Long-term debt	120,828	122,501	123,673	127,344	164,324
Accrued interest and other liabilities	25,955	29,607	34,308	33,266	35,796
Total liabilities	2,912,218	2,885,689	2,859,349	2,869,843	2,919,061

Stockholders' equity:
Common stock	172	173	173	173	173
Surplus	112,436	115,026	115,126	114,537	114,040
Undivided profits	294,864	291,830	287,870	284,420	282,646
Accumulated other comprehensive income
Unrealized appreciation on AFS securities	439	630	691	417	512
Total stockholders' equity	407,911	407,659	403,860	399,547	397,371
Total liabilities and stockholders' equity	$3,320,129	$3,293,348	$3,263,209	$3,269,390	$3,316,432

Simmons First National Corporation					SFNC
Consolidated Average Quarter-to-Date Balance Sheets
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2011	2011	2011	2011	2010
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$35,132	$35,202	$34,128	$34,869	$71,780
Interest bearing balances due from banks	546,478	462,333	472,425	463,858	400,174
Federal funds sold	99	2,309	554	583	1,208
Cash and cash equivalents	581,709	499,844	507,107	499,310	473,162
Investment securities - held-to-maturity	501,812	460,951	479,371	493,128	462,328
Investment securities - available-for-sale	173,360	164,468	143,447	120,085	180,634
Mortgage loans held for sale	20,035	12,527	7,806	7,445	27,832
Assets held in trading accounts	7,375	7,428	7,462	7,598	7,615
Loans	1,590,584	1,640,439	1,618,749	1,633,298	1,697,937
Allowance for loan losses	(29,730)	(28,299)	(27,498)	(27,073)	(23,316)
Net loans	1,560,854	1,612,140	1,591,251	1,606,225	1,674,621
Covered assets:
Loans, net of discount	168,506	180,884	201,788	219,956	256,619
Other real estate owned, net of discount	12,409	13,467	12,722	9,171	12,978
FDIC indemnification asset	50,180	53,547	57,738	59,777	32,008
Premises and equipment	86,881	83,917	82,729	80,516	77,876
Foreclosed assets held for sale, net	22,702	22,292	23,299	23,382	23,658
Interest receivable	16,071	15,376	15,712	15,831	18,325
Bank owned life insurance	50,362	50,116	49,695	49,275	48,868
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	1,685	1,917	2,140	2,363	1,612
Other assets	18,562	20,307	18,296	29,784	20,515
Total assets	$3,333,108	$3,259,786	$3,261,168	$3,284,451	$3,379,256

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$535,663	$494,982	$463,689	$436,272	$416,343
Interest bearing transaction accounts and savings deposits	1,228,495	1,201,174	1,222,299	1,216,903	1,239,736
Time deposits less than $100,000	508,847	518,855	532,462	570,426	617,288
Time deposits greater than $100,000	388,470	383,688	379,289	370,004	364,481
Total deposits	2,661,475	2,598,699	2,597,739	2,593,605	2,637,848
Federal funds purchased and securities
sold under agreements to repurchase	107,750	93,067	98,919	114,491	111,594
Short-term debt	396	579	828	865	2,094
Long-term debt	122,086	123,136	125,357	139,728	166,774
Accrued interest and other liabilities	31,303	35,683	33,954	34,480	67,113
Total liabilities	2,923,010	2,851,164	2,856,797	2,883,169	2,985,423
Total stockholders' equity	410,098	408,622	404,371	401,282	393,833
Total liabilities and stockholders' equity	$3,333,108	$3,259,786	$3,261,168	$3,284,451	$3,379,256

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2011	2011	2011	2011	2010
(in thousands, except per share data)
INTEREST INCOME
Loans	$23,370	$24,366	$23,883	$24,094	$25,649
Covered loans	4,513	3,917	4,347	4,341	3,127
Federal funds sold	1	3	1	1	3
Investment securities	3,568	3,539	3,771	3,705	4,030
Mortgage loans held for sale	198	130	87	88	286
Assets held in trading accounts	7	8	9	9	10
Interest bearing balances due from banks	324	243	298	235	234
TOTAL INTEREST INCOME	31,981	32,206	32,396	32,473	33,339
INTEREST EXPENSE
Time deposits	2,577	2,738	2,865	3,134	3,500
Other deposits	779	856	934	1,042	1,156
Federal funds purchased and securities
sold under agreements to repurchase	118	113	103	116	134
Short-term debt	14	13	12	12	13
Long-term debt	1,196	1,207	1,232	1,335	2,260
TOTAL INTEREST EXPENSE	4,684	4,927	5,146	5,639	7,063
NET INTEREST INCOME	27,297	27,279	27,250	26,834	26,276
Provision for loan losses	2,831	2,842	3,328	2,675	3,733
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	24,466	24,437	23,922	24,159	22,543
NON-INTEREST INCOME
Trust income	1,416	1,370	1,243	1,346	1,416
Service charges on deposit accounts	4,289	4,450	4,212	3,857	4,272
Other service charges and fees	699	695	780	806	716
Income on sale of mortgage loans, net of commissions	1,464	1,249	849	626	2,033
Income on investment banking, net of commissions	294	203	381	600	486
Credit card fees	4,318	4,303	4,264	3,943	4,448
Premiums on sale of student loans	-	-	-	-	-
Bank owned life insurance income	403	261	414	403	410
Gain on sale of securities	-	-	-	-	317
Gain on FDIC-assisted transactions	-	-	-	-	18,277
Other income	(41)	1,191	2,221	1,051	1,286
TOTAL NON-INTEREST INCOME	12,842	13,722	14,364	12,632	33,661
NON-INTEREST EXPENSE
Salaries and employee benefits	15,973	15,533	16,436	17,116	15,692
Occupancy expense, net	1,930	2,224	2,100	2,189	2,176
Furniture and equipment expense	1,721	1,763	1,560	1,589	1,530
Other real estate and foreclosure expense	146	215	223	94	298
Deposit insurance	295	211	842	1,039	914
Merger related costs	-	-	167	190	2,034
Other operating expenses	8,380	7,687	7,364	7,758	7,846
TOTAL NON-INTEREST EXPENSE	28,445	27,633	28,692	29,975	30,490
NET INCOME BEFORE INCOME TAXES	8,863	10,526	9,594	6,816	25,714
Provision for income taxes	2,558	3,269	2,848	1,750	9,154
NET INCOME	$6,305	$7,257	$6,746	$5,066	$16,560
BASIC EARNINGS PER SHARE	$0.37	$0.42	$0.39	$0.29	$0.96
DILUTED EARNINGS PER SHARE	$0.37	$0.42	$0.39	$0.29	$0.96

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Year-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2011	2011	2011	2011	2010
(in thousands, except per share data)
INTEREST INCOME
Loans	$95,713	$72,343	$47,977	$24,094	$106,062
Covered loans	17,118	12,605	8,688	4,341	4,204
Federal funds sold	6	5	2	1	15
Investment securities	14,583	11,015	7,476	3,705	17,208
Mortgage loans held for sale	503	305	175	88	715
Assets held in trading accounts	33	26	18	9	30
Interest bearing balances due from banks	1,100	776	533	235	721
TOTAL INTEREST INCOME	129,056	97,075	64,869	32,473	128,955
INTEREST EXPENSE
Time deposits	11,314	8,737	5,999	3,134	14,310
Other deposits	3,611	2,832	1,976	1,042	5,227
Federal funds purchased and securities
sold under agreements to repurchase	450	332	219	116	532
Short-term debt	51	37	24	12	58
Long-term debt	4,970	3,774	2,567	1,335	6,879
TOTAL INTEREST EXPENSE	20,396	15,712	10,785	5,639	27,006
NET INTEREST INCOME	108,660	81,363	54,084	26,834	101,949
Provision for loan losses	11,676	8,845	6,003	2,675	14,129
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	96,984	72,518	48,081	24,159	87,820
NON-INTEREST INCOME
Trust income	5,375	3,959	2,589	1,346	5,179
Service charges on deposit accounts	16,808	12,519	8,069	3,857	17,700
Other service charges and fees	2,980	2,281	1,586	806	2,812
Income on sale of mortgage loans, net of commissions	4,188	2,724	1,475	626	4,810
Income on investment banking, net of commissions	1,478	1,184	981	600	2,236
Credit card fees	16,828	12,510	8,207	3,943	16,140
Premiums on sale of student loans	-	-	-	-	2,524
Bank owned life insurance income	1,481	1,078	817	403	1,670
Gain on sale of securities	-	-	-	-	317
Gain on FDIC-assisted transactions	-	-	-	-	21,314
Other income	4,422	4,463	3,272	1,051	3,229
TOTAL NON-INTEREST INCOME	53,560	40,718	26,996	12,632	77,931
NON-INTEREST EXPENSE
Salaries and employee benefits	65,058	49,085	33,552	17,116	60,731
Occupancy expense, net	8,443	6,513	4,289	2,189	7,808
Furniture and equipment expense	6,633	4,912	3,149	1,589	6,093
Other real estate and foreclosure expense	678	532	317	94	974
Deposit insurance	2,387	2,092	1,881	1,039	3,813
Merger related costs	357	357	357	190	2,611
Other operating expenses	31,189	22,809	15,122	7,758	29,290
TOTAL NON-INTEREST EXPENSE	114,745	86,300	58,667	29,975	111,320
NET INCOME BEFORE INCOME TAXES	35,799	26,936	16,410	6,816	54,431
Provision for income taxes	10,425	7,867	4,598	1,750	17,314
NET INCOME	$25,374	$19,069	$11,812	$5,066	$37,117
BASIC EARNINGS PER SHARE	$1.47	$1.10	$0.68	$0.29	$2.16
DILUTED EARNINGS PER SHARE	$1.47	$1.10	$0.68	$0.29	$2.15

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2011	2011	2011	2011	2010
(in thousands)
Tier 1 capital
Stockholders' equity	$407,911	$407,659	$403,860	$399,547	$397,371
Trust preferred securities, net allowable	30,000	30,000	30,000	30,000	30,000
Disallowed intangible assets, net of deferred tax	(47,889)	(48,403)	(48,923)	(49,447)	(49,953)
Unrealized gain on AFS securities	(439)	(630)	(691)	(417)	(512)

Total Tier 1 capital	389,583	388,626	384,246	379,683	376,906

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	9	6	17	14	7
Qualifying allowance for loan losses	22,682	23,337	22,825	22,700	23,553

Total Tier 2 capital	22,691	23,343	22,842	22,714	23,560

Total risk-based capital	$412,274	$411,969	$407,088	$402,397	$400,466

Risk weighted assets	$1,805,585	$1,859,657	$1,819,494	$1,809,241	$1,879,832

Adjusted average assets for leverage ratio	$3,284,379	$3,210,283	$3,211,310	$3,234,262	$3,327,825

Ratios at end of quarter
Equity to assets	12.29%	12.38%	12.38%	12.22%	11.98%
Tangible common equity to tangible assets	10.61%	10.69%	10.66%	10.50%	10.28%
Tier 1 leverage ratio	11.86%	12.11%	11.97%	11.74%	11.33%
Tier 1 risk-based capital ratio	21.58%	20.90%	21.12%	20.99%	20.05%
Total risk-based capital ratio	22.83%	22.15%	22.37%	22.24%	21.30%

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2011	2011	2011	2011	2010
(in thousands)
Loan Portfolio - End of Period (1)
Consumer
Credit cards	$189,970	$182,886	$181,216	$176,544	$190,329
Student loans	47,419	50,620	53,574	57,181	61,305
Other consumer	109,211	112,947	107,411	110,954	118,581
Total consumer	346,600	346,453	342,201	344,679	370,215
Real Estate
Construction	109,825	113,317	139,217	142,261	153,772
Single-family residential	355,094	353,917	355,566	358,152	364,442
Other commercial	536,372	550,410	540,011	546,659	548,360
Total real estate	1,001,291	1,017,644	1,034,794	1,047,072	1,066,574
Commercial
Commercial	141,422	138,724	142,897	144,298	150,501
Agricultural	85,728	123,873	104,526	72,205	86,171
Total commercial	227,150	262,597	247,423	216,503	236,672
Other	4,728	4,847	9,242	11,120	10,004
Total Loans	$1,579,769	$1,631,541	$1,633,660	$1,619,374	$1,683,465

(1) Excludes loans covered by FDIC loss share agreements.

Investment Securities - End of Period
Held-to-Maturity
U.S. Treasury	$4,000	$4,000	$4,000	$4,000	$4,000
U.S. Government agencies	308,779	291,795	190,294	289,844	249,844
Mortgage-backed securities	62	67	70	75	78
State and political subdivisions	211,673	207,510	211,071	206,896	210,331
Other securities	930	930	930	930	930
Total held-to-maturity	525,444	504,302	406,365	501,745	465,183
Available-for-Sale
U.S. Government agencies	153,627	121,939	157,836	97,830	125,469
Mortgage-backed securities	2,557	2,624	2,664	2,657	2,789
FHLB stock	6,237	6,231	8,604	9,604	11,508
Other securities	9,791	9,785	9,749	9,756	8,713
Total available-for-sale	172,212	140,579	178,853	119,847	148,479
Total investment securities	$697,656	$644,881	$585,218	$621,592	$613,662
Fair value - HTM investment securities	$532,206	$511,617	$411,531	$505,150	$466,907

Investment Securities - QTD Average
Taxable securities	$466,369	$418,179	$415,101	$405,257	$435,839
Tax exempt securities	208,803	207,240	207,717	207,956	207,123
Total investment securities - QTD average	$675,172	$625,419	$622,818	$613,213	$642,962

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2011	2011	2011	2011	2010
(in thousands)
Allowance for Loan Losses
Balance, beginning of quarter	$29,151	$27,796	$27,905	$26,416	$25,682
Loans charged off
Credit cards	1,262	1,140	1,145	1,156	1,218
Other consumer	530	450	621	289	560
Real estate	885	255	1,682	343	1,361
Commercial	226	345	745	95	567
Total loans charged off	2,903	2,190	4,193	1,883	3,706

Recoveries of loans previously charged off
Credit cards	244	261	237	237	225
Other consumer	100	219	131	154	128
Real estate	436	151	147	247	275
Commercial	249	72	241	59	79
Total recoveries	1,029	703	756	697	707
Net loans charged off	1,874	1,487	3,437	1,186	2,999
Provision for loan losses	2,831	2,842	3,328	2,675	3,733
Balance, end of quarter	$30,108	$29,151	$27,796	$27,905	$26,416

Non-performing assets (1)
Non-performing loans
Nonaccrual loans
Real estate	$10,315	$12,810	$11,823	$12,872	$8,345
Commercial	1,253	1,177	1,583	1,173	1,314
Consumer	1,339	1,356	1,400	1,546	1,527
Total nonaccrual loans	12,907	15,343	14,806	15,591	11,186
Loans past due 90 days or more
Government guaranteed student loans	2,483	2,496	3,113	2,627	1,736
Other loans	785	777	721	1,117	969
Total loans past due 90 days or more	3,268	3,273	3,834	3,744	2,705
Total non-performing loans	16,175	18,616	18,640	19,335	13,891
Other non-performing assets
Foreclosed assets held for sale	22,887	22,159	22,441	23,686	23,204
Other non-performing assets	-	191	235	246	109
Total other non-performing assets	22,887	22,350	22,676	23,932	23,313
Total non-performing assets	$39,062	$40,966	$41,316	$43,267	$37,204
Performing TDRs (troubled debt restructurings)	$11,391	$10,393	$10,298	$10,653	$19,426

Ratios (1)
Allowance for loan losses to total loans	1.91%	1.79%	1.70%	1.72%	1.57%
Allowance for loan losses to non-performing loans	186.14%	156.59%	149.12%	144.32%	190.17%
Non-performing loans to total loans	1.02%	1.14%	1.14%	1.19%	0.83%
Non-performing assets (including performing TDRs)
to total assets	1.52%	1.56%	1.58%	1.65%	1.71%
Non-performing assets to total assets	1.18%	1.24%	1.27%	1.32%	1.12%
Non-performing assets to total assets
(excluding Gov't guaranteed student loans)	1.10%	1.17%	1.17%	1.24%	1.07%
Annualized net charge offs to total loans	0.47%	0.36%	0.85%	0.29%	0.70%
Annualized net credit card charge offs to
total credit card loans	2.20%	1.94%	2.08%	2.06%	2.14%
Annualized net charge offs to total loans
(excluding credit cards)	0.24%	0.17%	0.70%	0.07%	0.52%
Past due loans >30 days (excluding nonaccrual)	0.82%	0.71%	0.87%	1.41%	0.95%
Past due loans >30 days (excluding nonaccrual)
(excluding Gov't guaranteed student loans)	0.56%	0.46%	0.60%	1.13%	0.79%

(1) Excludes assets covered by FDIC loss share agreements, except for their inclusion in total assets.

Simmons First National Corporation					SFNC
Consolidated - Net Interest Income Analysis
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2011	2011	2011	2011	2010

ASSETS

Earning Assets
Interest bearing balances due from banks	0.24%	0.21%	0.25%	0.21%	0.23%
Federal funds sold	0.51%	0.52%	0.72%	0.70%	0.99%
Investment securities	2.81%	3.02%	3.23%	3.27%	3.24%
Mortgage loans held for sale	3.92%	4.12%	4.47%	4.79%	4.08%
Assets held in trading accounts	0.38%	0.43%	0.48%	0.48%	0.52%
Loans, including covered loans (1)	6.29%	6.16%	6.22%	6.23%	5.84%
Total interest earning assets	4.38%	4.53%	4.60%	4.64%	4.52%

LIABILITIES

Interest bearing liabilities
Interest bearing transaction and
savings accounts	0.25%	0.28%	0.31%	0.35%	0.37%
Time deposits	1.14%	1.20%	1.26%	1.35%	1.41%
Total interest bearing deposits	0.63%	0.68%	0.71%	0.79%	0.83%
Federal funds purchased and securities
sold under agreement to repurchase	0.43%	0.48%	0.42%	0.41%	0.48%
Other borrowings	3.92%	3.91%	3.95%	3.89%	5.34%
Total interest bearing liabilities	0.79%	0.84%	0.87%	0.95%	1.12%

NET INTEREST MARGIN/SPREAD

Net interest spread	3.59%	3.69%	3.73%	3.69%	3.40%
Net interest margin - quarter-to-date	3.76%	3.86%	3.90%	3.87%	3.60%
Net interest margin - year-to-date	3.85%	3.87%	3.88%	3.87%	3.78%

(1) Covered loans are loans covered by FDIC loss share agreements.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2011	2011	2011	2011	2010
(in thousands, except share data)
QUARTER-TO-DATE
Diluted earnings per share	$0.37	$0.42	$0.39	$0.29	$0.96
Core earnings (excludes nonrecurring items) (non-GAAP)	6,305	7,257	6,245	5,181	6,856
Diluted core earnings per share (non-GAAP)	0.37	0.42	0.36	0.30	0.40
Cash dividends declared per common share	0.19	0.19	0.19	0.19	0.19
Cash dividends declared - amount	3,271	3,296	3,297	3,292	3,282
Return on average stockholders' equity	6.10%	7.05%	6.69%	5.12%	16.68%
Return on tangible equity	7.34%	8.47%	8.08%	6.24%	19.97%
Return on average assets	0.75%	0.88%	0.83%	0.63%	1.94%
Net interest margin (FTE)	3.76%	3.86%	3.90%	3.87%	3.60%
FTE adjustment - investments	1,219	1,221	1,241	1,239	1,216
FTE adjustment - loans	12	12	13	13	14
Amortization of intangibles	214	222	224	224	211
Amortization of intangibles, net of taxes	130	135	136	136	128
Average shares outstanding	17,250,718	17,348,460	17,342,165	17,296,684	17,255,366
Average earning assets	3,008,249	2,931,339	2,931,602	2,945,951	3,034,347
Average interest bearing liabilities	2,356,044	2,320,499	2,359,154	2,412,417	2,501,967

YEAR-TO-DATE
Diluted earnings per share	$1.47	$1.10	$0.68	$0.29	$2.15
Core earnings (excludes nonrecurring items) (non-GAAP)	24,988	18,683	11,426	5,181	26,041
Diluted core earnings per share (non-GAAP)	1.45	1.08	0.66	0.30	1.51
Cash dividends declared per common share	0.76	0.57	0.38	0.19	0.76
Cash dividends declared - amount	13,156	9,885	6,589	3,292	13,091
Return on average stockholders' equity	6.25%	6.30%	5.91%	5.12%	9.69%
Return on tangible equity	7.54%	7.61%	7.17%	6.24%	11.71%
Return on average assets	0.77%	0.78%	0.73%	0.63%	1.18%
Net interest margin (FTE)	3.85%	3.87%	3.88%	3.87%	3.78%
FTE adjustment - investments	4,920	3,701	2,480	1,239	4,954
FTE adjustment - loans	50	38	26	13	58
Amortization of intangibles	884	670	448	224	786
Amortization of intangibles, net of taxes	537	407	272	136	483
Average shares outstanding	17,309,488	17,329,293	17,319,550	17,296,684	17,204,200
Average diluted shares outstanding	17,317,850	17,338,676	17,352,606	17,329,740	17,264,900
Average earning assets	2,954,285	2,936,297	2,938,777	2,945,951	2,826,718
Average interest bearing liabilities	2,362,028	2,364,023	2,385,787	2,412,417	2,340,838

END OF PERIOD
Book value per share	$23.70	$23.52	$23.28	$23.06	$23.01
Tangible book value per share	20.09	19.92	19.67	19.43	19.36
Shares outstanding	17,212,317	17,329,775	17,348,775	17,327,601	17,271,594
Full-time equivalent employees	1,083	1,070	1,095	1,082	1,075
Total number of ATM's	102	102	102	103	103
Total number of financial centers	84	84	84	85	85
Parent company only - investment in subsidiaries	381,236	379,331	375,686	372,773	370,402
Parent company only - intangible assets	133	133	133	133	133

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2011	2011	2011	2011	2010
(in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$6,305	$7,257	$6,746	$5,066	$16,560
Nonrecurring items
Gain on sale of MasterCard stock (1)	-	-	(1,132)	-	-
Gain on FDIC-assisted transactions	-	-	-	-	(18,277)
Merger related costs	-	-	167	190	2,034
Gains from sale of securities (2)	-	-	-	-	(318)
FHLB prepayment penalties (3)	-	-	-	-	594
Branch right sizing	-	-	141	-	-
Tax effect (4)	-	-	323	(75)	6,263
Net nonrecurring items	-	-	(501)	115	(9,704)
Core earnings (non-GAAP)	$6,305	$7,257	$6,245	$5,181	$6,856

Diluted earnings per share	$0.37	$0.42	$0.39	$0.29	$0.96
Nonrecurring items
Gain on sale of MasterCard stock (1)	-	-	(0.07)	-	-
Gain on FDIC-assisted transactions	-	-	-	-	(1.05)
Merger related costs	-	-	0.01	0.01	0.12
Gains from sale of securities (2)	-	-	-	-	(0.02)
FHLB prepayment penalties (3)	-	-	-	-	0.03
Branch right sizing	-	-	0.01	-	-
Tax effect (4)	-	-	0.02	-	0.36
Net nonrecurring items	-	-	(0.03)	0.01	(0.56)
Diluted core earnings per share (non-GAAP)	$0.37	$0.42	$0.36	$0.30	$0.40

YEAR-TO-DATE
Net Income	$25,374	$19,069	$11,812	$5,066	$37,117
Nonrecurring items
Gain on sale of MasterCard stock (1)	(1,132)	(1,132)	(1,132)	-	-
Gain on FDIC-assisted transactions	-	-	-	-	(21,314)
Merger related costs	357	357	357	190	2,611
Gains from sale of securities (2)	-	-	-	-	(318)
FHLB prepayment penalties (3)	-	-	-	-	594
Branch right sizing	141	141	141	-	372
Tax effect (4)	248	248	248	(75)	6,979
Net nonrecurring items	(386)	(386)	(386)	115	(11,076)
Core earnings (non-GAAP)	$24,988	$18,683	$11,426	$5,181	$26,041

Diluted earnings per share	$1.47	$1.10	$0.68	$0.29	$2.15
Nonrecurring items
Gain on sale of MasterCard stock (1)	(0.07)	(0.07)	(0.07)	-	-
Gain on FDIC-assisted transactions	-	-	-	-	(1.23)
Merger related costs	0.02	0.02	0.02	0.01	0.15
Gains from sale of securities (2)	-	-	-	-	(0.02)
FHLB prepayment penalties (3)	-	-	-	-	0.03
Branch right sizing	0.01	0.01	0.01	-	0.02
Tax effect (4)	0.02	0.02	0.02	-	0.41
Net nonrecurring items	(0.02)	(0.02)	(0.02)	0.01	(0.64)
Diluted core earnings per share (non-GAAP)	$1.45	$1.08	$0.66	$0.30	$1.51

(1) Gain from liquidation of Class B shares received as part of MasterCard's 2006 IPO.
(2) Gains from sale of securities marked for sale at time of FDIC-assisted transaction.
(3) Penalties for prepayment of FHLB advances marked for sale at time of FDIC-assisted transaction.
(4) Effective tax rate of 39.225%; 2010 adjusted for additional fair value deduction related to donation of closed branch.